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                           SUBSIDIARIES OF THE REGISTRANT

1.   TeraGlobal Communications Corp. (Canada)

2.   TechnoVision Communications, Inc.

3.   Design Analysis Associates, Inc.

4.   ATI Access Technologies, Inc.